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                                                                   Exhibit 10.15

                                  SPIEGEL, INC.

                        CLASS A NON-VOTING COMMON STOCK

                     NON-STATUTORY OPTION AGREEMENT NO. ___








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                                  SPIEGEL, INC.

                        CLASS A NON-VOTING COMMON STOCK

                     NON-STATUTORY OPTION AGREEMENT NO. ___

     This Non-Statutory Option Agreement No. ___ is entered into this 30th day of June, 2001, by and between Spiegel, Inc., a Delaware corporation ("Spiegel") and Michael R. Moran ("Optionee").

     WHEREAS, Spiegel desires to grant the Optionee a non-statutory Option to purchase shares of its $1.00 par value per share Class A Non-Voting Common Stock ("Class A Stock") subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1. Grant of Option.
        ---------------

     Spiegel hereby grants to the Optionee the option ("Option") to purchase _____ shares of Class A Stock, subject to the terms and conditions hereinafter set forth. The date of the grant of the Option is the date of this Stock Option Agreement.

     2. Purchase Price.
        --------------

     The purchase price of the Class A Stock covered by the Option shall be ____ per share.

     3. Period of Exercise and Terms and Conditions of Option.
        -----------------------------------------------------

     This Option may be exercised between the date hereof and December 31, 2003, from time to time, in whole or in part as to one or more whole shares of Class A Stock covered by the Option,

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subject to the terms and conditions set forth below. The Option granted hereby shall be subject to the following terms and conditions:

     (a) Transfer of Option.
         ------------------

          Neither the whole nor any part of this Option shall be transferable by the Optionee or by operation of law during the Optionee's lifetime, and at the Optionee's death this Option or any part thereof shall only be transferable by the Optionee's will or by the laws of descent and distribution. This Option may be exercised during the lifetime of the Optionee only by the Optionee. This Option, and any and all rights granted to the Optionee hereby, to the extent not theretofore effectively exercised shall automatically terminate and expire upon any sale, transfer or hypothecation or any attempted sale, transfer or hypothecation of the Option or such rights, or upon the bankruptcy or insolvency of the Optionee.

     (b) Death.
         -----

          (i) If the Optionee shall die, the Option granted hereby to such deceased Optionee shall be exercisable within one (1) year after the date of the Optionee's death, and the Option shall be exercisable for all of the shares covered hereby.

          (ii) The legal representative, if any, of the deceased Optionee's estate, otherwise the appropriate legatees or distributees of the deceased Optionee's estate may exercise this Option on behalf of the Optionee.

     (c) Termination of Option Rights for Cause.
         --------------------------------------

          Anything contained herein notwithstanding, if harm to the Corporation is caused as a result of or caused by the Optionee's theft or embezzlement from the Corporation, the violation of a material term or condition of any agreement between Optionee and the

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     Corporation, the disclosure by the Optionee of confidential information of the Corporation, the Optionee's stealing trade secrets or intellectual property owned by the Corporation, any act by the Optionee in competition with the Corporation or any other act, activity or conduct of the Optionee which in the opinion of the Board Committee of the Board of Directors is adverse to the best interests of the Corporation, then this Option and any and all rights granted to such Optionee hereunder, to the extent not yet effectively exercised, shall become null and void effective as of the date of the occurrence of such event, and any purported exercise of the Option by or on behalf of the Optionee following such date shall be of no effect.

     (d) Acceleration.
         ------------

          The Corporation may, in the case of merger, consolidation, dissolution or liquidation of Spiegel, accelerate the expiration date of this Option for any or all of the shares covered thereby (but still giving the Optionee a reasonable period of time to exercise the Option with respect to any portion thereof outstanding prior to the accelerated expiration date) and may, in the case of merger, consolidation, dissolution or liquidation of Spiegel, or in any other case in which it feels it is in the Corporation's best interest, accelerate the date or dates on which this Option or any part of this Option shall be exercisable for any or all of the shares covered thereby.

     (e) Rights as a Stockholder.
         -----------------------

          The Optionee shall have no rights as a stockholder with respect to any shares covered by this Option until the date that Spiegel receives payment in full for the purchase of said shares pursuant to the effective exercise of this Option. No adjustment shall be made for

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     dividends or distributions or other rights for which the record date is prior to the date such payment is received by Spiegel except as provided in paragraph (f) below. Spiegel shall not be required to issue or deliver any certificate for shares of its Class A Stock purchased upon the exercise of all or any part of this Option before (1) the admission of such shares to listing on any stock exchange on which such stock may then be listed, or, if applicable, approved for inclusion on the National Market System of the NASD and (2) completion of any registration or other qualification of such shares under any state or federal law or ruling or regulation of any governmental regulatory body that Spiegel shall, in its sole discretion, determine is necessary or advisable.

     (f) Stock Dividend; Recapitalization; Consolidation.
         -----------------------------------------------

          If any stock dividend shall be declared upon the Class A Stock or if the Class A Stock shall hereafter be subdivided, consolidated, or changed into other securities of Spiegel, or a successor corporation to Spiegel, then in each event, shares of Class A Stock which would be delivered pursuant to exercise of any option hereunder shall, for the purpose of adjusting the number and kind thereof, be treated as though outstanding immediately prior to the occurrence of such event, and the purchase price to be paid therefore shall be appropriately adjusted to give effect thereto. The grant of an option hereunder shall not affect in any way the right or power of Spiegel to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business assets.

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     4. METHOD OF EXERCISE.
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          Subject to the terms and conditions of this Stock Option Agreement, the Optionee, in order to exercise the Option, must notify the Corporation in writing in a form acceptable to the Corporation to that effect at Spiegel, Inc., c/o Sue Slezak, 3500 Lacey Road, Downers Grove, Illinois 60515-5432. Such written notice must state the election to exercise the Option granted under this Stock Option Agreement and specify the number of shares of Class A Stock to be purchased. Such notice must be accompanied by cash, or a check payable to Spiegel, Inc., in the amount of the full purchase price in U.S. dollars for the shares of Class A Stock to be purchased. The Option shall be considered as having been effectively exercised only upon the receipt by the Corporation of the written notice of the exercise of the Option and the payment of the full purchase price for the shares of Class A Stock to be purchased in accordance with the preceding provisions of this Section 4.

     5. GENERAL PROVISIONS.
        ------------------

          (a) Spiegel shall make available such number of shares of Class A Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay any original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by Spiegel in connection herewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of independent counsel for Spiegel, shall be applicable thereto.

          (b) This Option Agreement shall be subject to such amendment and modification from time to time as the Corporation shall deem necessary to comply with applicable law or regulation.

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          (c) The Optionee, in executing this Stock Option Agreement, acknowledges that he has received from the Corporation a copy of the Stock Option Agreement and Spiegel's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

          (d) It is specifically intended that the Options granted hereunder shall not constitute "Incentive Stock Options" within the meaning of
     Section 422 of the Internal Revenue Code of 1986, as amended.

          (e) The granting and exercise of any option hereunder and the obligations of Spiegel to sell and deliver shares under any such option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required. Spiegel shall furnish each Optionee hereunder with such information relating to the exercise of any option granted hereunder to said Optionee as is required under the Internal Revenue Code and applicable state and federal security laws.

     IN WITNESS WHEREOF, Spiegel, Inc. and the Optionee have caused this Option Agreement as first numbered above to be duly executed, all on the day and year first above written.


                                             SPIEGEL, INC.


                                             By_________________________________


________________________________________
Optionee

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